Clover Health Reports Strong Third Quarter 2024 Financial Results; Highlights Differentiated Market Opportunity to Grow Membership
Delivers 9% Total Revenue growth year-to-date compared to prior year period
Company improves 2024 year-to-date GAAP Net Loss from Continuing Operations by $117.4 million year-over-year and year-to-date Adjusted EBITDA by $87.2 million year-over-year
Increases Full-Year 2024 guidance midpoint to target updated range of Adjusted EBITDA profitability of $55 million - $65 million, strongly positioning the Company to invest in membership growth opportunity for 2025
FRANKLIN, Tenn. – November 6, 2024 – Clover Health Investments, Corp. (Nasdaq: CLOV) (“Clover,” “Clover Health” or the “Company”), today reported financial results for the third quarter 2024. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
"We delivered another strong quarter on all metrics. This demonstrates the strength of our model during a period where other approaches are facing significant headwinds," said Clover Health CEO Andrew Toy. "Underpinned by our ability to use technology to empower any physician on a wide network, our results position us to drive membership growth while maintaining strong underlying financial performance. I am proud that, powered by Clover Assistant, our health plans are anchored on identifying and managing diseases as early as possible to better control the total cost of care. This has also contributed to our market-leading HEDIS performance and achievement of 4.0 Stars for our flagship PPO plan for payment year 2026. We believe this validates our care platform and positions us well to invest in growth in both our core Insurance plans and Counterpart offering."
For the third quarter 2024, GAAP Net loss from continuing operations improved to $8.8 million from $33.6 million in the third quarter of 2023, and Adjusted EBITDA increased to $19.3 million from $2.7 million in the third quarter of 2023. For the year-to-date 2024 period, GAAP Net Loss from continuing operations improved to $24.8 million from a loss of $142.2 million year-to-date in 2023, and year-to-date Adjusted EBITDA increased to $62.3 million in 2024 as compared to a loss of $24.9 million in the 2023 comparable period. Insurance revenue during the third quarter 2024 grew by 7% year-over-year to $322.6 million, and by 9% year-over-year to $1.0 billion on a year-to-date basis, driven by strong member retention and continued intra-year growth. Insurance BER in 2024 improved to 82.8% in the third quarter and 80.6% year-to-date, as compared to 83.3% in the third quarter and 86.2% in the year-to-date period of 2023.
"Our differentiated approach continues to drive our underlying financial momentum," said Clover Health CFO Peter Kuipers. "Strong execution during the third quarter drove meaningful Adjusted EBITDA profitability improvement. As a result, we have increased our full-year 2024 Adjusted EBITDA profitability guidance. We believe that our strong financial profile and momentum, combined with continued strong Stars performance for our flagship PPO plan, sets us up well to invest in and return to membership growth in 2025."

Key Company highlights are as follows:

Dollars in Millions	3Q24	3Q23(1)	Change Between (%)
Insurance revenue	$322.6	$301.2	7.1%
Insurance net medical claims incurred	251.6	236.5	6.4%
Total revenue	331.0	306.0	8.2%
Insurance MCR	78.0%	78.5%	(50 bps)
Insurance BER(2)	82.8%	83.3%	(50 bps)
Salaries and benefits plus General and administrative expenses ("SG&A")(3)	$90.2	$101.6	(11.2)%
Adjusted Salaries and benefits plus General and administrative expenses ("Adjusted SG&A")(4)(5)	61.9	67.5	(8.3)%
Net loss from continuing operations	(8.8)	(33.6)	73.8%
Adjusted EBITDA(5)	19.3	2.7	614.8%
Total restricted and unrestricted cash, cash equivalents, and investments	$531.4	$672.0	(20.9)%
1,2,3,4,5
Financial Outlook
For full-year 2024, Clover Health is updating its guidance as follows:

	Current 2024 Guidance	Previous 2024 Guidance
Insurance revenue	$1.35 billion - $1.375 billion	$1.35 billion - $1.375 billion
Insurance MCR	76% - 77%	77% - 79%
Insurance BER(5)	81% - 82%	81% - 83%
Adjusted SG&A(5)	$290 million - $295 million	$270 million - $280 million
Adjusted EBITDA(5)	$55 million - $65 million	$50 million - $65 million
Lives under Clover Management

	September 30, 2024	September 30, 2023
Insurance members	81,110	81,275
1 The results of operations for the Company's former Non-Insurance segment have been reclassified as discontinued operations for all periods presented due to the Company's decision to not participate in the ACO Reach program for the 2024 performance year. Refer to Note 17 - Discontinued Operations within the Company's most recent Form 10-Q for additional information.
2 Insurance Benefits Expense Ratio (“BER”) is a Non-GAAP financial measure. A reconciliation of BER to Insurance Net medical claims incurred, net, the most directly comparable GAAP measure, is provided in a table immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A. Beginning in the second quarter 2024, the Company is presenting Insurance BER. Management believes that by adding quality improvement expenses into the Insurance BER calculation, this offers a clearer and more accurate representation of our investment in healthcare quality and member engagement, and more fully captures the cost of maintaining and enhancing the quality of care for our members.
3 Salaries and benefits plus General and administrative expenses ("SG&A") is the sum of Salaries and benefits plus General and administrative expenses presented as the GAAP measure in the condensed consolidated financial statements.
4 Adjusted SG&A (Non-GAAP) and Adjusted EBITDA (Non-GAAP) are Non-GAAP financial measures. Reconciliations of Adjusted SG&A (Non-GAAP) to SG&A and Adjusted EBITDA (Non-GAAP) to Net loss from continuing operations, respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
5 Reconciliations of projected Adjusted SG&A (Non-GAAP) to projected SG&A, and projected Adjusted EBITDA (Non-GAAP) to Net loss from continuing operations, the most directly comparable GAAP measures, are not provided because Stock-based compensation, which is excluded from Adjusted SG&A (Non-GAAP) and Adjusted EBITDA (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. A reconciliation of projected Insurance BER (Non-GAAP) to projected Net medical claims incurred, net, the most directly comparable GAAP measure, is not provided because quality improvements, which are included in Insurance BER (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.

Earnings Conference Call Details
Clover Health’s management will host a conference call to discuss its financial results on Wednesday, November 6, at 5:00 PM Eastern Time. To access the call via telephone please dial 800-579-2543 (for U.S. callers) or 785-424-1789 (for callers outside the U.S.) and enter the conference ID: CLOVQ324. A live audio webcast will also be available online at: https://event.on24.com/wcc/r/4738366/21B4058D29B8D4F0F55BC3BAB4EA9B91 and related presentation materials will be available at Clover Health’s Investor Relations website at investors.cloverhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link and at Clover Health’s Investor Relations website at investors.cloverhealth.com, and will remain available for approximately 12 months.
Upcoming Investor Events & Conferences
•2024 UBS Global Healthcare Conference at 5:00 p.m. Eastern Time, November 12, 2024
•Canaccord Genuity 2024 Medical Technology, Diagnostics, and Digital Health Forum, November 21, 2024
•2024 Virtual BTIG Digital Health Forum, November 25, 2024
•2024 Citi Global Healthcare Conference at 3:15 p.m. Eastern Time, December 3, 2024
Any live and archived webcasts and presentations associated with the conferences listed above may be accessed on Clover Health’s Investor Relations website at: investors.cloverhealth.com/news-and-events/investor-events-presentations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the following: statements under "Financial Outlook" and statements regarding expectations relating to potential improvements in Insurance MCR, operating expenses, Adjusted SG&A, Insurance BER, and the number of Clover Health's Insurance members, as well as the statements contained in the quotations of our executive officers, future capital needs and other expectations as to future performance, operations and results (including our updated guidance for full-year 2024). Statements regarding our Adjusted EBITDA profitability are also forward-looking, and are based on our current targets which are preliminary and are derived from our 2024 financial outlook. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by forward-looking statements in this press release. Forward-looking statements involve a number of judgments, risks and uncertainties, including, without limitation, risks related to: our expectations regarding results of operations, financial condition, and cash flows; our expectations regarding the development and management of our Insurance business; our ability to successfully enter new service markets and manage our operations; anticipated trends and challenges in our business and in the markets in which we operate; our ability to effectively manage our beneficiary base and provider network; our ability to maintain and increase adoption and use of Clover Assistant, including the expansion of Clover Assistant for external payors and providers under the brand name Counterpart Assistant; the anticipated benefits associated with the use of Clover Assistant, including our ability to utilize the platform to manage our medical care ratios; our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business; our ability to develop new features and functionality that meet market needs and achieve market acceptance; our ability to retain and hire necessary employees and staff our operations appropriately; the timing and amount of certain investments in growth; the outcome of any known and unknown litigation and regulatory proceedings; any current, pending, or future legislation, regulations or policies that could have a negative effect on our revenue and businesses, including rules, regulations, and policies relating to healthcare and Medicare; our ability to maintain, protect, and enhance our intellectual property; general economic conditions and uncertainty; persistent high inflation and interest rates; and geopolitical uncertainty and instability. Additional information concerning these and other risk factors is contained under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 14, 2024, as such risks may be updated in our subsequent filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

About Non-GAAP Financial Measures
We use Non-GAAP measures including Insurance BER, Adjusted EBITDA, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue. These Non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these Non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These Non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP") and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information, including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these Non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.
About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease. For our members, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. For healthcare providers outside Clover Health's Medicare Advantage plan, we aim to extend the benefits of our data-driven technology platform to a wider audience via our subsidiary, Counterpart Health, and to enable enhanced patient outcomes and reduced healthcare costs on a nationwide scale. Clover Health has published data demonstrating the technology’s impact on Medication Adherence, as well as the earlier identification and management of Diabetes and Chronic Kidney Disease.
Visit: www.cloverhealth.com
Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	September 30, 2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$287,956	$116,407
Short-term investments	1,779	12,218
Investment securities, available-for-sale (Amortized cost: 2024: $43,695; 2023: $101,412)	43,302	100,702
Investment securities, held-to-maturity (Fair value: 2024: $15; 2023: $6,778)	15	6,902
Accrued retrospective premiums	20,963	22,076
Other receivables	14,962	16,666
Healthcare receivables	37,314	64,164
Surety bonds and deposits	596	542
Prepaid expenses	12,949	14,418
Other assets, current	2,804	1,404
Assets related to discontinued operations	10,087	72,471
Total current assets	432,727	427,970

Investment securities, available-for-sale (Amortized cost: 2024: $182,840; 2023: $121,868)	184,085	120,208
Investment securities, held-to-maturity (Fair value: 2024: $14,178; 2023: $692)	14,294	793
Property and equipment, net	5,336	5,082
Operating lease right-of-use assets	2,585	3,382
Other intangible assets	2,990	2,990
Other assets, non-current	10,996	10,246
Total assets	$653,013	$570,671

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	September 30, 2024 (Unaudited)	December 31, 2023
Liabilities and Stockholders' Equity
Current liabilities
Unpaid claims	$166,070	$135,737
Due to related parties, net	1,340	1,363
Accounts payable and accrued expenses	25,746	37,184
Accrued salaries and benefits	35,340	20,951
Deferred revenue	17	3,099
Operating lease liabilities	1,345	1,665
Other liabilities, current	836	1,017
Liabilities related to discontinued operations	48,941	60,099
Total current liabilities	279,635	261,115

Long-term operating lease liabilities	2,321	2,998
Other liabilities, non-current	28,891	20,164
Total liabilities	310,847	284,277
Commitments and contingencies
Stockholders' equity
Class A Common Stock, $0.0001 par value; 2,500,000,000 shares authorized at September 30, 2024 and December 31, 2023; 411,256,965 and 401,183,882 issued and outstanding at September 30, 2024 and December 31, 2023, respectively	41	40
Class B Common Stock, $0.0001 par value; 500,000,000 shares authorized at September 30, 2024 and December 31, 2023; 89,032,305 and 87,867,732 issued and outstanding at September 30, 2024 and December 31, 2023, respectively	9	9
Additional paid-in capital	2,546,167	2,461,238
Accumulated other comprehensive loss	852	(2,370)
Accumulated deficit	(2,180,711)	(2,159,794)
Less: Treasury stock, at cost; 16,817,010 and 7,912,750 shares held at September 30, 2024 and December 31, 2023, respectively	(24,192)	(12,729)
Total stockholders' equity	342,166	286,394
Total liabilities and stockholders' equity	$653,013	$570,671

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Premiums earned, net (Net of ceded premiums of $97 and $106 for the three months ended September 30, 2024 and 2023, respectively; net of ceded premiums of $301 and $341 for the nine months ended September 30, 2024 and 2023, respectively)	$322,579	$301,230	$1,014,201	$932,699
Other income	8,407	4,798	19,967	15,459
Total revenues	330,986	306,028	1,034,168	948,158

Operating expenses:
Net medical claims incurred	249,774	235,785	763,283	754,836
Salaries and benefits	54,995	60,567	169,717	191,985
General and administrative expenses	35,201	41,030	124,194	140,384
Premium deficiency reserve expense (benefit)	—	392	—	(6,556)
Depreciation and amortization	339	557	987	1,835
Restructuring (recoveries) costs	(538)	1,313	288	7,870
Total operating expenses	339,771	339,644	1,058,469	1,090,354
Loss from continuing operations	(8,785)	(33,616)	(24,301)	(142,196)

Change in fair value of warrants	—	—	17	—
Interest expense	—	—	—	7
Loss on investment	—	—	467	—
Net loss from continuing operations	(8,785)	(33,616)	(24,785)	(142,203)
Net (loss) income from discontinued operations	(370)	(7,853)	3,868	(686)
Net loss	$(9,155)	$(41,469)	$(20,917)	$(142,889)

Per share data:
Basic weighted average number of Class A and Class B common shares and common share equivalents outstanding	490,180,103	480,770,283	488,501,812	480,921,520
Diluted weighted average number of Class A and Class B common shares and common share equivalents outstanding	490,180,103	480,770,283	488,501,812	480,921,520
Continuing operations:
Basic loss per share	$(0.02)	$(0.07)	$(0.05)	$(0.30)
Diluted loss per share	(0.02)	(0.07)	(0.05)	(0.30)
Discontinued operations:
Basic earnings (loss) per share	0.00	(0.02)	0.01	0.00
Diluted earnings (loss) per share	0.00	(0.02)	0.01	0.00

Net unrealized gain on available-for-sale investments	3,111	1,643	3,222	4,302
Comprehensive loss	$(6,044)	$(39,826)	$(17,695)	$(138,587)

Operating Segments

	Insurance	Corporate/Other	Eliminations	Consolidated Total
Three Months Ended September 30, 2024	(in thousands)
Premiums earned, net (Net of ceded premiums of $97)	$322,579	$—	$—	$322,579
Other income	4,314	32,422	(28,329)	8,407
Intersegment revenues	—	46,944	(46,944)	—
Net medical claims incurred	251,643	4,442	(6,311)	249,774
Gross profit (loss)	$75,250	$74,924	$(68,962)	$81,212

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(20,917)	$(142,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	987	1,835
Stock-based compensation	84,686	107,795
Change in fair value of warrants and amortization of warrants	17	—
Accretion, net of amortization	(2,140)	(3,096)
Accrued interest earned	(354)	—
Net realized gains on investment securities	(174)	(20)
Loss on investment	467	—
Premium deficiency reserve	—	(6,556)
Changes in operating assets and liabilities:
Accrued retrospective premiums	1,113	4,741
Other receivables	1,704	8,836
Surety bonds and deposits	(54)	(17)
Prepaid expenses	1,469	2,920
Other assets	(2,640)	5,244
Healthcare receivables	26,850	18,534
Operating lease right-of-use assets	797	405
Unpaid claims	30,310	(24,164)
Accounts payable and accrued expenses	(11,438)	2,851
Accrued salaries and benefits	14,389	371
Deferred revenue	(3,082)	103,295
Other liabilities	8,546	179
Operating lease liabilities	(997)	(900)
Net cash provided by operating activities from continuing operations	129,539	79,364
Net cash (used in) provided by operating activities from discontinued operations	(8,861)	34,060
Net cash provided by operating activities	120,678	113,424

Cash flows from investing activities:
Purchases of short-term investments, available-for-sale, and held-to-maturity securities	(153,347)	(142,359)
Proceeds from sales of short-term investments and available-for-sale securities	47,804	60,436
Proceeds from maturities of short-term investments, available-for-sale, and held-to-maturity securities	108,788	139,122
Purchases of property and equipment	(1,241)	(848)
Net cash provided by investing activities	2,004	56,351

Cash flows from financing activities:
Issuance of common stock, net of early exercise liability	243	1,149
Repurchases of common stock	(1,772)	—
Treasury stock acquired	(9,691)	(5,393)
Net cash used in financing activities	(11,220)	(4,244)

Net increase in cash, cash equivalents, and restricted cash for discontinued and continuing operations	111,462	165,531
Cash, cash equivalents, and restricted cash, beginning of period for discontinued and continuing operations	176,494	186,213
Cash, cash equivalents, and restricted cash, end of period for discontinued and continuing operations	$287,956	$351,744

Reconciliation of cash and cash equivalents and restricted cash for discontinued and continuing operations
Cash and cash equivalents	$287,956	$299,014
Restricted cash	—	52,730
Total cash, cash equivalents, and restricted cash for discontinued and continuing operations	$287,956	$351,744
Supplemental disclosure of non-cash activities
Performance year receivable	$—	$(185,404)
Performance year obligation	—	185,404

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA (NON-GAAP) RECONCILIATION
(in thousands)(1)

	Three Months Ended September 30,
	2024	2023
Net loss from continuing operations (GAAP):	$(8,785)	$(33,616)
Adjustments
Depreciation and amortization	339	557
Stock-based compensation	27,988	33,070
Premium deficiency reserve expense	—	392
Restructuring (recoveries) costs	(538)	1,313
Non-recurring legal expenses and settlements	259	1,007
Adjusted EBITDA (Non-GAAP)	$19,263	$2,723
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED SG&A (NON-GAAP) RECONCILIATION
(in thousands)(1)

	Three Months Ended September 30,
	2024	2023
Salaries and benefits	$54,995	$60,567
General and administrative expenses	35,201	41,030
Total SG&A (GAAP)	90,196	101,597
Adjustments
Stock-based compensation	(27,988)	(33,070)
Non-recurring legal expenses and settlements	(259)	(1,007)
Adjusted SG&A (Non-GAAP)	$61,949	$67,520

Total revenues (GAAP)	$330,986	$306,028
Adjusted SG&A (Non-GAAP) as a percentage of revenue	19%	22%
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INSURANCE BENEFITS EXPENSE RATIO (NON-GAAP) RECONCILIATION
(in thousands)(1)

	Three Months Ended September 30,
	2024	2023
Net medical claims incurred, net (GAAP):	$251,643	$236,533
Adjustments
Quality improvements	15,445	14,363
Insurance benefits expense, net (Non-GAAP)	$267,088	$250,896

Premiums earned, net (GAAP)	$322,579	$301,230
Insurance benefits expense ratio, net (Non-GAAP)	82.8%	83.3%
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
Appendix A
Explanation of Non-GAAP Financial Measures

Non-GAAP Definitions

Adjusted EBITDA - A Non-GAAP financial measure defined by us as net loss from continuing operations before depreciation and amortization, loss on investment, stock-based compensation, premium deficiency reserve expense (benefit), restructuring (recoveries) costs, and non-recurring legal expenses and settlements. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.
Adjusted SG&A - A Non-GAAP financial measure defined by us as total SG&A less stock-based compensation and non-recurring legal expenses and settlements. We believe that Adjusted SG&A provides management, investors, and others a useful view of our operating spend as it excludes non-cash, stock-based compensation and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that Adjusted SG&A as a percentage of revenue is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales.
Insurance Benefits Expense Ratio - A Non-GAAP financial measure defined by us as benefits expense ratio ("BER"). We calculate our Insurance BER by taking the total of Insurance net medical expenses incurred and quality improvements, and dividing that total by premiums earned on a net basis, in a given period. Quality improvements include expenses associated with activities that improve health outcomes, as defined by the U.S. Department of Health and Human Services ("HHS"), as well as those directly tied to enhancing healthcare quality, such as the Company's spend on health information technology, wellness and prevention programs, initiatives to reduce hospital readmissions, and our clinically focused Member Rewards program. We believe our Insurance BER is useful to management, investors, and others because it offers a clearer and more accurate representation of our investment in healthcare quality and member engagement, and gives a comprehensive view of costs related to maintaining and improving the quality of care of our members, which is crucial for sustaining member satisfaction and adherence to treatment regimens.